AGREEMENT OF UNDERSTANDING
CONCERNING POST-CLOSING ADJUSTMENT

THIS AGREEMENT (“Agreement”) is entered into as of the 12th day of July, 2021, to be effective as of June 30, 2021, by and among CorEnergy Infrastructure Trust, Inc., a Maryland corporation (“Parent”), CGI Crimson Holdings, L.L.C., a Delaware limited liability company (“Carlyle”), and John D. Grier, an individual (“J. Grier”), John D. Grier, as Trustee of the Bridget Grier Spousal Support Trust dated December 18, 2012; Robert G. Lewis, as Trustee of the Hugh David Grier Trust dated October 15, 2012; and Robert G. Lewis, as Trustee of the Samuel Joseph Grier Trust dated October 15, 2012 (collectively, the “Grier Trusts” and, together with J. Grier, the “Grier Members”). Parent, Carlyle, J. Grier and the Grier Members may be referred to herein collectively as “Parties.”

WHEREAS, Parent, Carlyle and J. Grier previously entered into that certain Membership Interest Purchase Agreement, dated as of February 4, 2021 (the “MIPA”), by and among Crimson Midstream Holdings, LLC, a Delaware limited liability company (“CMH”), Carlyle, Grier, and Parent, pursuant to which (i) Parent purchased all of Carlyle’s ownership interest in CMH and (ii) Parent and the Grier Members agreed to enter into that certain Third Amended and Restated Limited Liability Company Agreement for CMH (the “Third A&R CMH LLC Agreement”);

WHEREAS, Section 2.04(b) of the MIPA requires Parent to prepare and deliver to Carlyle and Grier a statement setting forth its calculation of the Closing Working Capital (as that term is defined in the MIPA), pursuant to which the Parties will calculate the amount of the Post-Closing Adjustment (as that term is defined in the MIPA) and adjust the Purchase Price accordingly; and

WHEREAS, the Parties desire to confirm their agreement as to the Post-Closing Adjustment calculation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.Closing Working Capital Adjustment.

a.The Parties hereby acknowledge that, in accordance with Section 2.04(b) of the MIPA, Parent timely provided Carlyle and Grier a statement setting forth its calculation of the Closing Working Capital, substantially in the form attached hereto as Exhibit A (the “Closing Working Capital Statement”).

b.The Parties acknowledge that the Parent’s calculations in the Closing Working Capital Statement are accurate and correct, and Carlyle and Grier have no objections to the Closing Working Capital Statement.

2.Purchase Price Adjustment. In accordance with Section 2.04(b) of the MIPA, the Parties agree that Parent shall:

a.Pay to Carlyle additional consideration in an amount equal to Nine Hundred Seven Thousand and Seven Hundred Twenty-Eight Dollars ($907,728), as calculated pursuant to the Closing Working Capital Statement; and

b.Increase the number of Class A-1 Units issued to the Grier Members pursuant to Section 3.1(b)(i) of the Third A&R CMH LLC Agreement by 37,043 additional units, as calculated pursuant to the Closing Working Capital Statement.

3.Acknowledgment of Compliance. The Parties acknowledge that Parent has complied with all the requirements to effect the Post-Closing Adjustment pursuant to Section 2.04(b) of the MIPA, and each of Carlyle, on the one hand, and the Grier Members, on the other hand, acknowledge that they have received the full consideration to which they are entitled, respectively, as a result of the Post-Closing Adjustment pursuant to the MIPA.

4.Consideration. The Parties acknowledge and agree that no additional monetary or other consideration is due to any party in connection with this Agreement.

5.Notices. All notices and other communications between the Parties shall be in writing and shall be deemed properly given if sent in accordance with Section 8.02 of the MIPA.

6.Amendment. This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by all Parties.

7.Governing Law. This Agreement and the rights and obligations of the Parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

8.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9.Entire Agreement; Relationship to MIPA; Construction. This Agreement constitutes the final and complete expression of the understanding of the Parties with respect to the subject matter hereof, and replaces and supersedes all prior understandings with respect thereto; provided, however, that, for the avoidance of doubt, the MIPA remains in full force and effect and, except as otherwise expressly provided herein, nothing in this Agreement will constitute a waiver or amendment of any provision of the MIPA. This Agreement has been negotiated by the Parties, and their respective legal counsel, and the Parties specifically agree that any legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting will not apply in any construction or interpretation of this Agreement. The section headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of this Agreement.

10.Counterpart. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set above.

PARENT:	CORENERGY INFRASTRUCTURE TRUST, INC.

By: /s/ David J. Schulte__________________
Name: David J. Schulte
Title: Chief Executive Officer

CARLYLE:	CGI CRIMSON HOLDINGS, L.L.C.

By: /s/ Ferris Hussein___________________
Name: Ferris Hussein
Title: Managing Director
J. GRIER
/s/ John D. Grier__________________________
John D. Grier
GRIER MEMBERS:	/s/ John D. Grier___________________________ John D. Grier, as Trustee of the Bridget Grier Spousal Support Trust dated December 18, 2012
/s/ Robert G. Lewis________________________ Robert G. Lewis, as Trustee of the Hugh David Grier Trust dated October 15, 2012
/s/ Robert G. Lewis________________________ Robert G. Lewis, as Trustee of the Samuel Joseph Grier Trust dated October 15, 2012